UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2008

The Wilber Corporation
(Exact name of registrant as specified in its charter)

New York	001-31896	15-6018501
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 Main Street, Oneonta, New York 13820
(Address of principal executive offices)

Registrant’s telephone number, including area code: (607) 432-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Wilber Corporation (the “Company”), parent company of Wilber National Bank (the “Bank”), announced today in a press release that it received preliminary approval to obtain up to $12.0 million of 5% cumulative preferred stock under the U.S. Treasury Department's Capital Purchase Program (the “CPP”).  This follows the Company’s December 5, 2008 announcement noting that it had applied for $12.0 million of CPP funds.  Final approval is subject to the Company meeting all of the required terms and conditions of the CPP securities purchase agreement and any other terms and conditions required by the Treasury Department.  The CPP was announced on October 14, 2008 as part of the Emergency Economic Stabilization Act of 2008.  According to the terms of the CPP, the Company could apply for any amount between one and three percent of its risk weighted assets.   The $12.0 million approval approximates two percent of the Company’s risk-weighted assets at September 30, 2008.

The CPP is designed to stimulate the economy and strengthen market stability by providing healthy, well-capitalized financial institutions with inexpensive capital to leverage its business.  A summary of the CPP can be found on the Treasury's website at www.ustreas.gov/initiative/eesa.

In order to be able to participate in the CPP, the Company must be authorized to issue preferred stock. Therefore, the Company must obtain the approval of its shareholders, pursuant to a special meeting, to amend its restated certificate of incorporation to allow for the issuance of preferred stock.  As part of the transaction, the Corporation will issue warrants to Treasury to purchase common stock of the Corporation with a market price equal to 15% of the preferred stock. The exercise price of the warrants will be based on the average closing price of the Company's stock for the 20 trading days preceding the approval. The Treasury's preliminary approval requires that the Company consummate the transaction within 30 days of the approval date.

The funds provided by the Treasury Department will enable the Bank to expand its lending capabilities in the central New York marketplace. The Company will leverage the funds obtained through the CPP in alignment with its growth initiatives.

A press release announcing the preliminary approval of the Treasury Department regarding the CPP application is filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statement and Exhibits

(c)	Exhibits.

Exhibit
No.	Description

99.1	Press release, dated December 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILBER CORPORATION
(Registrant)

/s/ Douglas C. Gulotty
Douglas C. Gulotty
President and CEO

Date: December 8, 2008

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